UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.      )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

QUALCOMM INCORPORATED

(Name of Registrant as Specified In Its Charter)

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Your Vote Counts! You invested in QUALCOMM INCORPORATED and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on March 17, 2026. *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V81989-P41326 Get informed before you vote View the Notice, Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to March 3, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Your Vote Counts! QUALCOMM INCORPORATED 5775 MOREHOUSE DRIVE N-585L SAN DIEGO, CA 92121 QUALCOMM INCORPORATED 2026 Annual Meeting of Stockholders Vote by March 16, 2026 11:59 PM ET Vote Virtually at the Meeting* March 17, 2026 8:30 a.m. PT Virtually at: www.virtualshareholdermeeting.com/QCOM2026

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote on these important matters.

	Voting Items	Board Recommends
1.	Election of 11 directors to hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualified.	
	Nominees:	
1a.	Sylvia Acevedo	For
1b.	Cristiano R. Amon	For
1c.	Mark Fields	For
1d.	Jeffrey W. Henderson	For
1e.	Jeremy (Zico) Kolter	For
1f.	Ann M. Livermore	For
1g.	Mark D. McLaughlin	For
1h.	Jamie S. Miller	For
1i.	Marie Myers	For
1j.	Irene B. Rosenfeld	For
1k.	Jean-Pascal Tricoire	For
2.	Ratification of the selection of PricewaterhouseCoopers LLP as our independent public accountants for our fiscal year ending September 27, 2026.	For
3.	Approval, on an advisory basis, of the compensation of our named executive officers.	For
4.	Approval on an advisory basis, of the frequency of future votes on our executive compensation.	1 Year
5.	Approval of the Amended and Restated QUALCOMM Incorporated 2023 Long-Term Incentive Plan, including an increase in the share reserve by 24,000,000.	For
6.	Stockholder proposal entitled "Shareholder Ability to Call for a Special Meeting."	Against
7.	Stockholder proposal entitled "Report on Risk of China Exposure."	Against

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V81990-P41326